UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 6, 2017

Hudson Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

New York
(State or Other Jurisdiction of Incorporation)

1-13412	13-3641539
(Commission File Number)	(IRS Employer Identification No.)

PO Box 1541, 1 Blue Hill Plaza, Pearl River, New York	10965
(Address of Principal Executive Offices)	(Zip Code)

(845) 735-6000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 6, 2017, Hudson Technologies Company (“HTC”), an indirect subsidiary of Hudson Technologies, Inc. (the “Company”), and HTC’s affiliates Hudson Holdings, Inc. and Aspen Refrigerants, Inc. (formerly known as Airgas-Refrigerants, Inc.), as borrowers (collectively, the “Borrowers”), and the Company as a guarantor, entered into a First Amendment to Amended and Restated Revolving Credit and Security Agreement (the “First Amendment”) with PNC Bank, National Association, as administrative agent, collateral agent and lender (“Agent” or “PNC”). The First Amendment, which was entered into in connection with the syndication of the credit facility referenced therein, amended the Amended and Restated Revolving Credit and Security Agreement dated October 10, 2017 (the “PNC Facility”), to allow syndicate lenders to provide certain cash management and hedging products and services to the Borrowers, and made amendments to the PNC Facility with respect to lender approval requirements of specified matters and other administrative matters.

The description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment which is filed as Exhibit 10.1 to this Report.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

10.1	First Amendment to Amended and Restated Revolving Credit and Security Agreement with PNC Bank, National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2017

HUDSON TECHNOLOGIES, INC.

By:	/s/ Stephen P. Mandracchia
Name:	Stephen P. Mandracchia
Title:	Vice President Legal & Regulatory Secretary

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